Exhibit 3.1
                                      Federal Identification
                                              No. 04-2680009

              THE COMMONWEALTH OF MASSACHUSETTS
                   William Francis Galvin
                Secretary of the Commonwealth
   One Ashburton Place, Boston, Massachusetts  02108-1512


                    ARTICLES OF AMENDMENT
          (General Laws, Chapter 156B, Section 72)


We, Michael C. Ruettgers, President, and Paul T. Dacier, Assistant Clerk of EMC Corporation, located at 171 South Street, Hopkinton, Massachusetts 01748, certify that these Articles of Amendment affecting article numbered 3 of the Articles of Organization were duly adopted at a meeting held on May 5, 1999, by vote of 407,169,325 shares of Common Stock of 504,863,524 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

                   With Par Value Stocks
       Type          Number of Shares         Par Value
    _______________________________________________________
      Common            750,000,000             $.01
     Preferred          25,000,000              $.01

Change the total authorized to:

                   With Par Value Stocks
       Type          Number of Shares         Par Value
      ______________________________________________________
      Common           3,000,000,000            $.01
     Preferred          25,000,000              $.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:___________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of May,
1999.

                        /s/ Michael C. Ruettgers, President

                       /s/  Paul T. Dacier, Assistant Clerk

              THE COMMONWEALTH OF MASSACHUSETTS

                    ARTICLES OF AMENDMENT
          (General Laws, Chapter 156B, Section 72)

____________________________________________________________

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $_________ having been paid, said article is deemed to have been filed with me this __________ day of _____________________, 1999.


Effective
date:______________________________________________________






                   WILLIAM FRANCIS GALVIN
                Secretary of the Commonwealth







               TO BE FILLED IN BY CORPORATION
            Photocopy of document to be sent to:

                    Paul T. Dacier, Esq.
             Vice President and General Counsel
                       EMC Corporation
                        171 South St.
                    Hopkinton, MA  01748
                   Telephone:  508-435-1000